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                                                                 Exhibit (a)(35)

                                ING EQUITY TRUST

                    Amended Establishment and Designation of
                   Series and Classes of Shares of Beneficial
                       Interest, Par Value $0.01 Per Share

                             Effective: May 30, 2008

The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article V, Sections 5.11 and 5.13 and Article VIII, Section 8.3 of the Amended and Restated Declaration of Trust dated February 25, 2003, as amended (the "Declaration of Trust"), hereby amend the Establishment and Designation of Series and Classes to establish Class O shares for ING MidCap Opportunities Fund and ING Value Choice Fund, as follows:

A. Paragraph 1 of the Establishment and Designation of Series and Classes, dated July 29, 1998, as amended November 1, 1999, November 16, 1999 and February 20, 2002, is hereby further amended as follows:

     1. The Fund shall be designated ING MidCap Opportunities Fund. The Classes thereof shall be designated as follows: ING MidCap Opportunities Fund Class A, ING MidCap Opportunities Fund Class B, ING MidCap Opportunities Fund Class C, ING MidCap Opportunities Fund Class I, ING MidCap Opportunities Fund Class O and ING MidCap Opportunities Fund Class Q.

B. Paragraph 1 of the Establishment and Designation of Series and Classes, dated January 31, 2005, as amended April 29, 2005, December 15, 2006 and November 19, 2007, is hereby further amended as follows:

     1. The Funds shall be designated ING Value Choice Fund and ING SmallCap Value Choice Fund. The Classes thereof shall be designated as follows:

          ING Value Choice Fund Class A
          ING Value Choice Fund Class B
          ING Value Choice Fund Class C
          ING Value Choice Fund Class I
          ING Value Choice Fund Class O
          ING Value Choice Fund Class W
          ING SmallCap Value Choice Fund Class A
          ING SmallCap Value Choice Fund Class B
          ING SmallCap Value Choice Fund Class C
          ING SmallCap Value Choice Fund Class I
          ING SmallCap Value Choice Fund Class W

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IN WITNESS WHEREOF, the undersigned have this day signed this Amended
Establishment and Designation of Series and Classes.


/s/ Colleen D. Baldwin                  /s/ J. Michael Earley
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Colleen D. Baldwin, as Trustee          J. Michael Earley, as Trustee


/s/ John V. Boyer                       /s/ Patrick W. Kenny
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John V. Boyer, as Trustee               Patrick W. Kenny, as Trustee


/s/ Patricia W. Chadwick                /s/ Shaun P. Mathews
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Patricia W. Chadwick, as Trustee        Shaun P. Mathews, as Trustee


/s/ Robert W. Crispin                   /s/ Sheryl K. Pressler
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Robert W. Crispin, as Trustee           Sheryl K. Pressler, as Trustee


/s/ Peter S. Drotch                     /s/ Roger B. Vincent
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Peter S. Drotch, as Trustee             Roger B. Vincent, as Trustee